As filed with the Securities and Exchange Commission on July 27, 2020

Registration No. 333-167360
Registration No. 333-174283
Registration No. 333-180046
Registration No. 333-187355
Registration No. 333-194520
Registration No. 333-202529
Registration No. 333-209939
Registration No. 333-216440
Registration No. 333-223490
Registration No. 333-230135
Registration No. 333-236913

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT No. 333-167360
FORM S-8 REGISTRATION STATEMENT No. 333-174283
FORM S-8 REGISTRATION STATEMENT No. 333-180046
FORM S-8 REGISTRATION STATEMENT No. 333-187355
FORM S-8 REGISTRATION STATEMENT No. 333-194520
FORM S-8 REGISTRATION STATEMENT No. 333-202529
FORM S-8 REGISTRATION STATEMENT No. 333-209939
FORM S-8 REGISTRATION STATEMENT No. 333-216440
FORM S-8 REGISTRATION STATEMENT No. 333-223490
FORM S-8 REGISTRATION STATEMENT No. 333-230135
FORM S-8 REGISTRATION STATEMENT No. 333-236913
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COWEN INC.
(Exact name of registrant as specified in its charter)
Delaware                                 27-0423711
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Address, including zip code of Principal Executive Offices)

Cowen Inc. 2010 Equity and Incentive Plan
(Full title of the plan)

Owen S. Littman
General Counsel
Cowen Inc.
599 Lexington Avenue
New York, New York 10022

(212) 845-7900
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of agent for service)

Copies to:
David K. Boston, Esq.
Laura L. Delanoy, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☒	Non‑accelerated filer: ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) of Cowen Inc. (the “Company”) is being filed to terminate all offerings under the Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the Prior Registration Statements:

1.
Registration Statement on Form S-8, File No. 333-167360, filed with the United States Securities and Exchange Commission (the “Commission”) on June 7, 2010, registering the offer and sale of 1,875,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) (as adjusted to reflect the one-for-four reverse stock split effected by the Company on December 5, 2016 (the “Reverse Stock Split”)) issuable pursuant to the Company’s 2010 Equity and Incentive Plan (the “2010 Plan”);

2.
Registration Statement on Form S-8, File No. 333-174283, filed with the Commission on May 17, 2011, registering the offer and sale of 232,147 shares of Class A Common Stock (as adjusted to reflect the Reverse Stock Split) issuable pursuant to the 2010 Plan;

3.
Registration Statement on Form S-8, File No. 333-180046, filed with the Commission on March 12, 2012, registering the offer and sale of 2,056,369 shares of Class A Common Stock (as adjusted to reflect the Reverse Stock Split) issuable pursuant to the 2010 Plan;

4.
Registration Statement on Form S-8, File No. 333-187355, filed with the Commission on March 19, 2013, registering the offer and sale of 1,876,700 shares of Class A Common Stock (as adjusted to reflect the Reverse Stock Split) issuable pursuant to the 2010 Plan;

5.
Registration Statement on Form S-8, File No. 333-194520, filed with the Commission on March 12, 2014, registering the offer and sale of 2,156,37 shares of Class A Common Stock (as adjusted to reflect the Reverse Stock Split) issuable pursuant to the 2010 Plan;

6.
Registration Statement on Form S-8, File No. 333-202529, filed with the Commission on March 5, 2015, registering the offer and sale of 1,981,000 shares of Class A Common Stock (as adjusted to reflect the Reverse Stock Split) issuable pursuant to the 2010 Plan;

7.
Registration Statement on Form S-8, File No. 333-209939, filed with the Commission on March 4, 2016, registering the offer and sale of 1,968,497 shares of Class A Common Stock (as adjusted to reflect the Reverse Stock Split) issuable pursuant to the 2010 Plan;

8.
Registration Statement on Form S-8, File No. 333-216440, filed with the Commission on March 3, 2017, registering the offer and sale of 2,004,496 shares of Class A Common Stock issuable pursuant to the 2010 Plan;

9.
Registration Statement on Form S-8, File No. 333-223490, filed with the Commission on March 7, 2018, registering the offer and sale of 2,222,402 shares of Class A Common Stock issuable pursuant to the 2010 Plan;

10.
Registration Statement on Form S-8, File No. 333-230135, filed with the Commission on March 7, 2019, registering the offer and sale of 2,132,561 shares of Class A Common Stock issuable pursuant to the 2010 Plan; and

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11.
Registration Statement on Form S-8, File No. 333-236913, filed with the Commission on March 5, 2020, registering the offer and sale of 2,145,729 shares of Class A Common Stock issuable pursuant to the 2010 Plan.

On June 22, 2020 (the “Approval Date”), at the Company’s 2020 Annual Meeting of Stockholders, the Company’s stockholders approved the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) to succeed the 2010 Plan.
DEREGISTRATION OF UNSOLD SECURITIES
In accordance with the undertaking contained in the Prior Registration Statements, effective immediately upon the filing of this Post-Effective Amendment, the Company hereby deregisters any and all shares of Class A Common Stock previously registered with the Commission under the Prior Registration Statements that remain unsold as of the Approval Date and hereby terminates the effectiveness of the Prior Registration Statements; provided, that the Prior Registration Statements will remain in effect, however, to cover the potential issuance of shares of Class A Common Stock pursuant to awards outstanding granted under the 2010 Plan prior to the Approval Date.
Concurrently with this Post-Effective Amendment, the Company is filing a Registration Statement on Form S-8 to register the offer and sale of 3,000,000 shares of Class A Common Stock issuable pursuant to the 2020 Plan.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of July, 2020.
COWEN INC.
By: /s/ Owen S. Littman
Name:    Owen S. Littman
Title:    General Counsel

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

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